Exhibit 10.1

Execution Copy

SETTLEMENT AGREEMENT

This Settlement Agreement (the “Settlement Agreement”) is made this 13th day of March 2017 by and between (i) Peabody Energy Corporation (“PEC”) and 152 of its direct and indirect subsidiaries, as debtors and debtors in possession (collectively, the “Debtors”), each of which is identified in Schedule 1 (ii) Peabody Australia Holdco Pty Ltd (“PAH”) and the entities listed in Schedule 2 (such entities and PAH collectively, “Affiliated Non-Debtors”) and (iii) the United Mine Workers of America 1974 Pension Plan and Trust (“1974 Plan”). The Debtors, the Affiliated Non-Debtors, and the 1974 Plan are referred to in this Settlement Agreement collectively as the “Parties.”

RECITALS

WHEREAS, on October 29, 2015, the 1974 Plan served a Notice and Demand for withdrawal liability on PEC and Peabody Holding Company, LLC (together with PEC, the “Defendants”) in the amount of $644,213,301.74 on the grounds that a principal purpose of the Defendants’ spinoff of Patriot Coal Corporation in 2007 was to evade or avoid withdrawal liability and therefore that spinoff transaction was disregarded pursuant to ERISA § 4212(c) (the “Demand”); and

WHEREAS, on January 26, 2016, the Defendants filed with the 1974 Plan a request for review of the Demand pursuant to ERISA § 4219(b)(2)(A) in which they, in part, denied the allegations in the Demand and provided notice to the 1974 Plan that the Defendants invoked their rights under ERISA § 4221(f); and

WHEREAS, on March 18, 2016, the 1974 Plan denied the Defendants’ request for review; and

WHEREAS, on April 7, 2016, the 1974 Plan initiated an arbitration proceeding (the ”Arbitration”) against the Defendants pursuant to ERISA § 4221 before the American Arbitration Association (“AAA”) regarding the Demand; and

WHEREAS, on April 13, 2016 (the “Petition Date”), the Debtors commenced their bankruptcy cases by filing voluntary petitions for relief in the United States Bankruptcy Court of the Eastern District of Missouri (the “Bankruptcy Court”) under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) which chapter 11 cases have been consolidated for procedural purposes only and are being jointly administered by the Bankruptcy Court and captioned In re Peabody Energy Corp. et al, Case No. 16-42529 (Bankr. E.D. Mo. 2016) (the “Bankruptcy Case”); and

WHEREAS, on August 15, 2016, the 1974 Plan filed Claim No. 4722 in the Bankruptcy Case pertaining to the Demand in the amount of $642,657,881.00 jointly and severally against each of the Debtors (the “Claim”); and

WHEREAS, on September 8, 2016, the Debtors filed an objection to the Claim (the “Objection”); and

WHEREAS, between September and December 2016, the Debtors and the 1974 Plan exchanged discovery and took depositions relevant to the Claim; and

WHEREAS, the Parties arbitrated the Claim before Arbitrator Martin Scheinman (the “Arbitrator”) during a hearing in Washington, D.C. on December 19th through 21st, 2016; and

WHEREAS, while a decision on the Claim was pending, the Debtors and the 1974 Plan negotiated in good faith concerning a settlement of the Claim, with the Debtors regularly consulting during such negotiations with major stakeholders in the Bankruptcy Case; and

WHEREAS, the Debtors, while denying the merits of the Claim, recognize that an Arbitrator’s award allowing the Claim in full or in substantial part would be disruptive to the Debtors’ reorganization efforts in the United States and to the businesses of the Affiliated Non-Debtors, and accordingly believe that it is in the best interest of the Debtors, the Debtors’ chapter 11 estates, and the Affiliated Non-Debtors to settle the Demand and treat the Claim by means of a commitment to pay in full a compromised sum under the terms of this Settlement Agreement; and

WHEREAS, on January 25, 2017, while the Arbitrator’s decision was pending, the Parties reached an agreement in principle to settle the Claim, subject to further documentation, and instructed the Arbitrator not to release his decision; and

WHEREAS, on January 27, 2017, the Debtors filed the Second Amended Joint Plan of Reorganization of Debtors and Debtors in Possession [Docket No. 2229] (the “Plan”); and

WHEREAS, the Parties now desire to document their settlement, which resolves all potential or existing claims and disputes between them relating to the Demand and the Claim under ERISA and in the Bankruptcy Case; and

WHEREAS, no award has been issued by the Arbitrator concerning the Claim, nor will be issued, pending the execution and performance of this Settlement Agreement.

NOW THEREFORE, for and in sufficient consideration of the promises and mutual covenants contained herein, the Debtors, the Affiliated Non-Debtors and the 1974 Plan agree as follows:

AGREEMENT

1.    Effectiveness of Settlement Agreement. This Settlement Agreement shall become effective on the date this Settlement Agreement is fully executed and has been approved by an order of the Bankruptcy Court (the “Agreement Effective Date”).

2.    The Debtors’ Commitments.

2.1.    The Plan may be amended, modified or supplemented in the Debtors’ discretion, provided that such amended, modified or supplemented Plan provides for the allowance, payment and other treatment of the 1974 Plan’s Claim set forth in this Section 2 (a “Permitted Plan”).

2.2.    The Plan or any Permitted Plan shall classify the Claim in Class 7 against every Debtor Group (substantially as defined in the Plan) in the amount of Seventy-Five Million Dollars and zero cents ($75,000,000.00), which shall be an allowed claim (the “Allowed Claim”).

2.3.     On and after the effective date of the Plan or Permitted Plan (the “Plan Effective Date”), the Allowed Claim shall be paid according to the following schedule (the “Payment Schedule”),1 and time shall be considered of the essence:

Payment Date (or first business day thereafter)	Amount
Plan Effective Date (“Payment 1”)	$5,000,000.00
90 days following Payment 1 (“Payment 2”)	$10,000,000.00
One year anniversary of Payment 2	$15,000,000.00
Two year anniversary of Payment 2	$15,000,000.00
Three year anniversary of Payment 2	$15,000,000.00
Four year anniversary of Payment 2	$15,000,000.00

2.4.    Payments shall be made to the 1974 Plan by wire transfer in accordance with instructions provided by the 1974 Plan.

2.5.    The Debtors shall promptly seek approval of this Settlement Agreement and the allowance and treatment of the Claim set forth above in connection with confirmation of the Plan or any Permitted Plan.

2.6.    Upon the Agreement Effective Date, the Objection, styled Objection of the Debtors to Claim Number 4722 Filed by the United Mine Workers of America 1974 Pension Plan and Trust [Docket No. 1264], will be deemed resolved and withdrawn with prejudice.

[1]	Payment Schedule payments will be made by the “Reorganized Debtors,” as that term is defined in the Plan.

3.    No Further Obligations to the 1974 Plan. Upon the Agreement Effective Date, the payment obligations set forth in this Settlement Agreement are all the payments owed to the 1974 Plan related to the Demand and the Claim. Under no circumstances shall the 1974 Plan receive more than $75,000,000.00, absent a breach of this Settlement Agreement as governed by Section 21 herein.

4.    Termination. This Settlement Agreement shall automatically terminate, and shall have no further force or effect, if the Bankruptcy Court refuses to approve this Settlement Agreement or if the Plan Effective Date has not occurred by October 13, 2017.    (The date of the earliest of those events shall be the “Termination Date.”)

5.    Joint and Several Liability. On and after the Agreement Effective Date, the Reorganized Debtors and Affiliated Non-Debtors shall be jointly and severally liable to the 1974 Plan for all obligations under this Settlement Agreement.

6.    The 1974 Plan’s Commitments. Prior to the Termination Date, the 1974 Plan agrees that it shall:

(a)    subject to the receipt by the 1974 Plan of a disclosure statement and other solicitation materials that have been approved by the Bankruptcy Court as complying with section 1126(b) of the Bankruptcy Code, to the extent solicited, timely vote or cause or direct to be voted the Claim in favor of the Plan or any Permitted Plan by delivering its duly executed and completed ballots accepting such chapter 11 plan on a timely basis following the commencement of solicitation;

(b)    subject to the receipt by the 1974 Plan of a disclosure statement and other solicitation materials that have been approved by the Bankruptcy Court as complying with section 1126(b) of the Bankruptcy Code, not change or withdraw (or cause or direct to be changed or withdrawn) such vote;

(c)     not take any action that is inconsistent in any material respect with, or is intended to frustrate or impede approval and consummation of the Plan or any Permitted Plan;

(d)    not directly or indirectly object to, delay, impede or take any other action to materially interfere with acceptance, confirmation, consummation or implementation of the Plan or any Permitted Plan;

(e)    file a statement in support of the approval of the Plan or any Permitted Plan and this Settlement Agreement; and

(f)    not take any action to enforce this Settlement Agreement against any Affiliated Non-Debtor (other than the provision of a notice of Payment Default in accordance with Section 21.3) until after the 1974 Plan has first taken action to enforce this Settlement Agreement against PEC and PEC’s first tier domestic subsidiaries.

7.    Stipulation Resolving Contested Matter. Upon the Agreement Effective Date, the Objection will deemed resolved through the implementation of this Settlement Agreement. Thereafter, the Debtors and the 1974 Plan will cause the filing of any stipulation of dismissal necessary to terminate the Objection (the “Stipulation”). On or before three (3) business days after the Agreement Effective Date, the Reorganized Debtors shall file the Stipulation with the Bankruptcy Court.

8.    Mutual Releases.

a)	Except for the rights and obligations either arising from or expressly reserved in this Settlement Agreement, the 1974 Plan, on behalf of itself and its respective representatives, successors, and assigns (the “1974 Plan Releasors”) discharges and releases the Debtors, the Reorganized Debtors, Metropolitan Collieries Pty Ltd, Helensburgh Coal Pty Ltd, the Affiliated Non-Debtors and their respective affiliates, parents and subsidiaries, and each of their principals, shareholders, directors, officers, members, employees, professionals, insurers, representatives and agents, from any and all claims, damages, causes of actions, judgments, obligations, attorneys’ fees, indemnities, subrogations, duties, contracts, liens, demands, controversies and liabilities of any and every nature at law or in equity, liquidated or unliquidated, known or unknown, suspected or unsuspected, disclosed or undisclosed, matured or unmatured, foreseeable or unforeseeable that the 1974 Plan Releasors now have or may have had, or thereafter claim to have, from the beginning of time through the date of this Settlement Agreement related to the Demand and/or the Claim.

b)	Except for the rights and obligations either arising from or expressly reserved in this Settlement Agreement, the Debtors, the Reorganized Debtors, Metropolitan Collieries Pty Ltd, Helensburgh Coal Pty Ltd, and the Affiliated Non-Debtors on behalf of themselves and their respective representatives, successors, and assigns (the “Affiliated Releasors”) discharge and release the 1974 Plan and its respective affiliates, parents and subsidiaries, trustees, principals, shareholders, directors, officers, members, employees, professionals, insurers, beneficiaries, representatives and agents, from any and all claims, damages, causes of actions, judgments, obligations, attorneys’ fees, indemnities, subrogations, duties, contracts, liens, demands, controversies and liabilities of any and every nature at law or in equity, liquidated or unliquidated, known or unknown, suspected or unsuspected, disclosed or undisclosed, matured or unmatured, foreseeable or unforeseeable that the Affiliated Releasors now have or may have had, or thereafter claim to have, from the beginning of time through the date of this Settlement Agreement related to the Demand and/or the Claim.

9.    Non-Disparagement. The Parties, including their respective officers, employees, agents, and representatives, hereby agree:

9.1.    That, other than what is necessary and appropriate for inclusion in formal court submissions in conjunction with seeking court approval of this Settlement Agreement, they will not make or cause or encourage others to make statements, written or oral defaming, disparaging or criticizing the reputation, practices or conduct of the other Parties or its present or former directors, officers, employees or agents in relation to the matters encompassed by this Settlement Agreement or any matter, transaction or activity related thereto. It is understood, however, that a Party’s reference to the Claim (and any attachments filed therewith) or the Motion for Relief From the Automatic Stay [Dkt No. 1338] (and any attachments filed therewith) is not a breach of this Section 9. Notwithstanding the previous sentence, a Party’s entire statement is not automatically shielded from this Section 9 merely because the statement refers to the Claim or Motion for Relief From the Automatic Stay.

9.2.    That they will not materially encourage or materially assist any other person or entity in developing, commencing, maintaining or prosecuting any claims or causes of action against the other Parties or such other Parties’ present or former directors, officers, employees or agents relating in any way to the matters encompassed by this Settlement Agreement or any matter, transaction or activity related thereto.

9.3.    That this Section 9 of this Settlement Agreement shall not apply to circumstances in which a Party is compelled to provide information in response to legal process that it has not solicited, in the form of regulatory request or demand, deposition, subpoena or similar process, provided such Party shall provide the other Parties with prompt written notice under Section 22 of this Settlement Agreement of any such event so that the other Parties shall have the opportunity to oppose or otherwise contest any such process, at no cost to the Party receiving such process.

10.    No Collective Bargaining Agreement. The Debtors’ and the Affiliated Non-Debtors’ entry into this Settlement Agreement shall not cause any of the Debtors, the Reorganized Debtors or the Affiliated Non-Debtors to be deemed a party to any collective bargaining agreement with the United Mine Workers of America (“UMWA”) or any UMWA-represented employee or create any collective bargaining relationship between the Debtors, the Reorganized Debtors or the Affiliated Non-Debtors and the UMWA or any employees represented by the UMWA for any purpose under the National Labor Relations Act, the Labor Management Relations Act, or any other labor and employment laws; and nothing herein shall affect any contract or bargaining relationship with the UMWA that may otherwise exist without regard to this Settlement Agreement.

11.    Authority. The Debtors and the 1974 Plan each represent that the person executing this Settlement Agreement on their behalf has the full authority and power to execute for and bind such Party to the terms hereof. PAH represents that the person executing this Settlement Agreement has the full authority and power to execute for and bind the Affiliated Non-Debtors to the terms hereof, and to bind Metropolitan Collieries Pty Ltd and Helensburgh Coal Pty Ltd to the terms of Section 8 hereof.

12.    Entire Agreement, Modification, Amendment, or Supplement. This Settlement Agreement, together with the terms of the Plan or any Permitted Plan shall constitute the entire agreement among the Parties with respect to the subject matter hereof and supersedes all previous agreements, promises, representations, understandings and negotiations whether written or oral. No modification, amendment, supplement to or waiver of this Settlement Agreement shall be binding upon the Parties hereto unless made in writing and duly signed by the Parties to this Settlement Agreement. Each Party represents that it has reviewed the terms of the Settlement Agreement and hereby acknowledges its intent to be bound by the terms of each of the same.

13.    Binding Agreement. This Settlement Agreement shall inure to the benefit of and be binding upon the signatories hereto and their respective legal representatives, successors and assigns. PAH holds any releases or any other covenants made in favor of any entity that is not a Party and that may have the benefit of any such release or covenant (including Metropolitan Collieries Pty Ltd and Helensburgh Coal Pty Ltd) on trust for and on behalf of and for the benefit of such entity.

14.    Governing Law. This Settlement Agreement shall be governed by and construed in accordance with the laws of the State of Missouri without regard to choice of law rules.

15.    Counterparts. This Settlement Agreement may be executed in multiple counterparts, all of which together shall constitute one and the same instrument.

16.    Voluntary Execution. Each of the Parties to this Settlement Agreement, and each person executing this Settlement Agreement on behalf of a Party hereto, represents and warrants that the signatory is duly authorized to execute this Settlement Agreement on the Party’s behalf, and that the Party is fully bound under the law of its domicile to the terms hereof. Each of the Parties to this Settlement Agreement acknowledges that it is executing this Settlement Agreement voluntarily and of its own free will, and that it fully understands the terms of this Settlement Agreement. Each such Party further acknowledges that it has had an opportunity to review all of the terms of this Settlement Agreement fully and to discuss its terms with its legal counsel prior to its execution.

17.    No Admission of Fault or Liability. This Settlement Agreement shall not be construed or deemed to be an admission or concession by any signatory hereto of any jurisdiction, claim, fault, liability or damages whatsoever.

18.    No Assignment of Claim. The signatories hereto represent and warrant that they have not previously assigned or purported to assign or to transfer to any person or entity any of the claims herein settled, released or waived.

19.    Fees and Expenses. Each signatory hereto shall be responsible for their own fees and expenses in connection with this Settlement Agreement.

20.    No Waiver. No failure or delay by the Parties in exercising any right or remedy provided by law under or pursuant to this Settlement Agreement shall impair such right or remedy or be construed as a waiver or variation of it or preclude its exercise at any subsequent time, and no single or partial exercise of any such right or remedy shall preclude any other or further exercise of it or the exercise of any other right or remedy.

21.    Default and Remedies for Breach.

21.1.    The Parties acknowledge and agree that a breach of the provisions of this Settlement Agreement by any Party would cause irreparable damage to the others and that such others would not have an adequate remedy at law for such damage. Therefore, the obligations set forth in this Settlement Agreement shall be enforceable by a decree of specific performance issued by any court of competent jurisdiction, and appropriate injunctive relief may be applied for and granted in connection therewith. Such remedies shall, however, be cumulative and not exclusive and shall be in addition to any other remedies that the signatories hereto may have under this Settlement Agreement or otherwise.

21.2.    The failure of the Reorganized Debtors to pay the Allowed Claim to the 1974 Plan, in whole or in part, in accordance with the Payment Schedule shall be deemed a “Payment Default”. From and after the date of any Payment Default until all amounts then due under this Settlement Agreement shall have been paid in full, interest shall accrue for each such day on all amounts then due under this Settlement Agreement at the annual rate of 6.0%, compounded monthly.

21.3.    The payments listed in the Payment Schedule shall be accelerated and immediately due and payable in full on the earlier of (i) the date any Reorganized Debtor files a voluntary petition for relief under title 11 of the U.S. Code or is the subject of an order for relief as debtor in a case under title 11 of the U.S. Code and (ii) thirty (30) days after provision by the 1974 Plan of notice in accordance with Section 22 of this Settlement Agreement to the Reorganized Debtors and Affiliated Non-Debtors of a Payment Default unless such Payment Default has been cured by payment of all amounts then due under this Settlement Agreement before the expiration of the thirty (30) day period.

21.4.    In the event of a Payment Default, the 1974 Plan shall comply with Section 6(f) of this Settlement Agreement before the 1974 Plan may commence proceedings against one or more of the Affiliated Non-Debtors for the payment of any unpaid portion of the Allowed Claim in a superior court of record in Australia. The relevant Affiliated Non-Debtors shall submit to the jurisdiction of the relevant Australian Court.

21.5.    For the avoidance of doubt, nothing in section 21.4 shall operate or be construed to prevent, preclude, inhibit or restrict the right of any Affiliated Non-Debtor from contesting the jurisdiction of any court in Australia, the United States or elsewhere in relation to any claim made, or legal proceeding commenced or maintained, against it by the 1974 Plan (including the 1974 Plan’s related entities, affiliates or assignees) which is made, commenced or maintained for a purpose other than to cure the Payment Default (and any associated legal costs orders).

21.6.    Each of the Parties irrevocably waives any right to jury trial that might arise in connection with an action enforcing rights under this Settlement Agreement against such Party.

22.    Notices. All notices hereunder shall be deemed given if in writing and delivered, if sent by courier or by registered or certified mail (return receipt requested) to the following addresses:

a)	If to the Debtors/Reorganized Debtors:

A. Verona Dorch

EVP, Chief Legal Officer & Government Affairs

Peabody Energy

701 Market Street

Saint Louis, Missouri 63101

With a copy to

Miguel F. Eaton

Jones Day

51 Louisiana Ave, N.W.

Washington, D.C. 20001

b)	If to the Affiliated Non-Debtors:

Janette Hewson

VP Government Relations & General Counsel

Peabody Energy Australia

Level 5, 100 Melbourne Street

South Brisbane Qld 4101

With a copy to

Katie Higgins

Jones Day

Aurora Place, Level 41, 88 Phillip Street

Sydney NSW 2000 Australia

c)	If to the 1974 Plan:

Glenda Finch, General Counsel

UMWA Health and Retirement Funds

2121 K Street NW, Suite 350

Washington, DC 20037

gfinch@umwafunds.org

With a copy to

John C. Goodchild, III

Morgan, Lewis & Bockius LLP

1701 Market Street

Philadelphia, PA 19103-2921

john.goodchild@morganlewis.com

23.    Drafting. This Settlement Agreement has been drafted by all Parties and shall not be construed against one or in favor of any other by reason of any presumption concerning the drafting of the Settlement Agreement.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the Parties have executed this Settlement Agreement effective as of the date above written.

Peabody Energy Corporation, on its own behalf and on behalf of each affiliate Debtor			The United Mine Workers of America 1974 Pension Plan and Trust

By:	/s/ A. Verona Dorch		By:	/s/ Glenda A. Finch
A. Verona Dorch
Chief Legal Officer

On:	March 14	, 2017	On:	March 14	, 2017

Executed for and on behalf of each of Peabody Australia Holdco Pty Ltd, and each of the entities listed on Schedule 2 ACN 154 820 130: /s/ Maria Da Conceicao de Santana March 15, 2017
Signature of director

MARIA DA CONCEICAO DE SANTANA
Full name of director

Schedule 1 – 152 Direct and Indirect Subsidiaries as Debtors and Debtors in Possession

	Debtor’s Name	Debtor’s Case No.
1.	American Land Development, LLC	16-42535
2.	American Land Holdings of Colorado, LLC	16-42540
3.	American Land Holdings of Illinois, LLC	16-42600
4.	American Land Holdings of Indiana, LLC	16-42546
5.	American Land Holdings of Kentucky, LLC	16-42589
6.	American Land Holdings of New Mexico, LLC	16-42579
7.	American Land Holdings of West Virginia, LLC	16-42571
8.	Arid Operations, Inc.	16-42562
9.	Big Ridge, Inc.	16-42553
10.	Big Sky Coal Company	16-42530
11.	Black Hills Mining Company, LLC	16-42544
12.	BTU Western Resources, Inc.	16-42554
13.	Caballo Grande, LLC	16-42559
14.	Caseyville Dock Company, LLC	16-42537
15.	Central States Coal Reserves of Illinois, LLC	16-42688
16.	Central States Coal Reserves of Indiana, LLC	16-42551
17.	Century Mineral Resources, Inc.	16-42567
18.	Coal Reserve Holding Limited Liability Company No. 1	16-42543
19.	COALSALES II, LLC	16-42570
20.	Colorado Yampa Coal Company, LLC	16-42560
21.	Conservancy Resources, LLC	16-42564
22.	Cottonwood Land Company	16-42572
23.	Cyprus Creek Land Company	16-42534
24.	Cyprus Creek Land Resources LLC	16-42602
25.	Dyson Creek Coal Company, LLC	16-42612
26.	Dyson Creek Mining Company, LLC	16-42621
27.	El Segundo Coal Company, LLC	16-42691
28.	Empire Land Holdings, LLC	16-42692
29.	Falcon Coal Company, LLC	16-42547
30.	Four Star Holdings, LLC	16-42556
31.	Francisco Equipment Company, LLC	16-42568
32.	Francisco Land Holdings Company, LLC	16-42580
33.	Francisco Mining, LLC	16-42591
34.	Gallo Finance Company, LLC	16-42586
35.	Gold Fields Chile, LLC	16-42548
36.	Gold Fields Mining, LLC	16-42561
37.	Gold Fields Ortiz, LLC	16-42578
38.	Hayden Gulch Terminal, LLC	16-42583
39.	Highwall Mining Services Company	16-42588
40.	Hillside Recreational Lands, LLC	16-42594
41.	HMC Mining, LLC	16-42566
42.	Illinois Land Holdings, LLC	16-42599
43.	Independence Material Handling, LLC	16-42606
44.	James River Coal Terminal, LLC	16-42569
45.	Juniper Coal Company, LLC	16-42577
46.	Kayenta Mobile Home Park, Inc.	16-42607
47.	Kentucky Syngas, LLC	16-42618
48.	Kentucky United Coal, LLC	16-42573

	Debtor’s Name	Debtor’s Case No.
49.	Lively Grove Energy, LLC	16-42595
50.	Marigold Electricity, LLC	16-42628
51.	Midco Supply and Equipment Corporation	16-42585
52.	Midwest Coal Acquisition Corp.	16-42576
53.	Midwest Coal Reserves of Illinois, LLC	16-42597
54.	Midwest Coal Reserves of Indiana, LLC	16-42611
55.	Midwest Coal Reserves of Kentucky, LLC	16-42620
56.	Moffat County Mining, LLC	16-42636
57.	Mustang Energy Company, LLC	16-42657
58.	New Mexico Coal Resources, LLC	16-42647
59.	NM Equipment Company, LLC	16-42582
60.	Pacific Export Resources, LLC	16-42598
61.	Peabody America, LLC	16-42609
62.	Peabody Archveyor, L.L.C.	16-42623
63.	Peabody Arclar Mining, LLC	16-42545
64.	Peabody Asset Holdings, LLC	16-42555
65.	Peabody Bear Run Mining, LLC	16-42565
66.	Peabody Bear Run Services, LLC	16-42574
67.	Peabody Caballo Mining, LLC	16-42533
68.	Peabody Cardinal Gasification, LLC	16-42542
69.	Peabody China, LLC	16-42552
70.	Peabody Coalsales, LLC	16-42539
71.	Peabody COALTRADE International (CTI), LLC	16-42590
72.	Peabody COALTRADE, LLC	16-42575
73.	Peabody Colorado Operations, LLC	16-42563
74.	Peabody Colorado Services, LLC	16-42531
75.	Peabody Coulterville Mining, LLC	16-42550
76.	Peabody Development Company, LLC	16-42558
77.	Peabody Electricity, LLC	16-42532
78.	Peabody Employment Services, LLC	16-42538
79.	Peabody Energy Generation Holding Company	16-42656
80.	Peabody Energy Investments, Inc.	16-42642
81.	Peabody Energy Solutions, Inc.	16-42632
82.	Peabody Gateway North Mining, LLC	16-42624
83.	Peabody Gateway Services, LLC	16-42581
84.	Peabody Holding Company, LLC	16-42592
85.	Peabody Holdings (Gibraltar) Limited	16-42604
86.	Peabody IC Funding Corporation	16-42615
87.	Peabody IC Holdings, LLC	16-42601
88.	Peabody Illinois Services, LLC	16-42610
89.	Peabody Indiana Services, LLC	16-42619
90.	Peabody International Investments, Inc.	16-42536
91.	Peabody International Services, Inc.	16-42541
92.	Peabody Investments Corp.	16-42549
93.	Peabody Magnolia Grove Holdings, LLC	16-42587
94.	Peabody Midwest Management Services, LLC	16-42593
95.	Peabody Midwest Mining, LLC	16-42667
96.	Peabody Midwest Operations, LLC	16-42660
97.	Peabody Midwest Services, LLC	16-42608
98.	Peabody Mongolia, LLC	16-42617

	Debtor’s Name	Debtor’s Case No.
99.	Peabody Natural Gas, LLC	16-42626
100.	Peabody Natural Resources Company	16-42634
101.	Peabody New Mexico Services, LLC	16-42646
102.	Peabody Operations Holding, LLC	16-42678
103.	Peabody Powder River Mining, LLC	16-42666
104.	Peabody Powder River Operations, LLC	16-42676
105.	Peabody Powder River Services, LLC	16-42613
106.	Peabody PowerTree Investments, LLC	16-42596
107.	Peabody Recreational Lands, L.L.C.	16-42605
108.	Peabody Rocky Mountain Management Services, LLC	16-42603
109.	Peabody Rocky Mountain Services, LLC	16-42616
110.	Peabody Sage Creek Mining, LLC	16-42625
111.	Peabody School Creek Mining, LLC	16-42633
112.	Peabody Services Holdings, LLC	16-42645
113.	Peabody Southwest, LLC	16-42631
114.	Peabody Southwestern Coal Company, LLC	16-42641
115.	Peabody Terminal Holding Company, LLC	16-42650
116.	Peabody Terminals, LLC	16-42614
117.	Peabody Trout Creek Reservoir LLC	16-42622
118.	Peabody Twentymile Mining, LLC	16-42627
119.	Peabody Venezuela Coal Corp.	16-42651
120.	Peabody Venture Fund, LLC	16-42637
121.	Peabody-Waterside Development, L.L.C.	16-42662
122.	Peabody Western Coal Company	16-42644
123.	Peabody Wild Boar Mining, LLC	16-42672
124.	Peabody Wild Boar Services, LLC	16-42677
125.	Peabody Williams Fork Mining, LLC	16-42630
126.	Peabody Wyoming Gas, LLC	16-42640
127.	Peabody Wyoming Services, LLC	16-42653
128.	PEC Equipment Company, LLC	16-42673
129.	PG INVESTMENTS SIX, L.L.C.	16-42638
130.	Point Pleasant Dock Company, LLC	16-42655
131.	Pond River Land Company	16-42629
132.	Porcupine Production, LLC	16-42648
133.	Porcupine Transportation, LLC	16-42665
134.	Riverview Terminal Company	16-42664
135.	Sage Creek Holdings, LLC	16-42670
136.	Sage Creek Land & Reserves, LLC	16-42635
137.	School Creek Coal Resources, LLC	16-42643
138.	Seneca Coal Company, LLC	16-42652
139.	Seneca Property, LLC	16-42659
140.	Shoshone Coal Corporation	16-42668
141.	Southwest Coal Holdings, LLC	16-42674
142.	Star Lake Energy Company, L.L.C.	16-42639
143.	Sugar Camp Properties, LLC	16-42649
144.	Thoroughbred Generating Company, L.L.C.	16-42679
145.	Thoroughbred Mining Company LLC.	16-42680
146.	Twentymile Coal, LLC	16-42669
147.	Twentymile Equipment Company, LLC	16-42675
148.	Twentymile Holdings, LLC	16-42654

	Debtor’s Name	Debtor’s Case No.
149.	United Minerals Company, LLC	16-42663
150.	West Roundup Resources, LLC	16-42671
151.	Wild Boar Equipment Company, LLC	16-42658
152.	Wild Boar Land Holdings Company, LLC	16-42661

Schedule 2 – List of Affiliated Non-Debtors

Peabody Entity

1.	Peabody Acquisition Co. No. 5 Pty Ltd

2.	Peabody Australia Intermediate Pty Ltd

3.	Peabody Energy Australia Pty Ltd

4.	Peabody MCC Holdco Pty Ltd

5.	Peabody Acquisition Co. No. 2 Pty Ltd

6.	Peabody Acquisition Coöperatie U.A. The Netherlands

7.	Peabody AMBV2 B.V. The Netherlands

8.	PEAMCoal Holdings Pty Ltd

9.	PEAMCoal Pty Ltd

10.	Peabody Energy Australia PCI Pty Ltd

11.	Peabody Olive Downs Pty Ltd

12.	Peabody Capricorn Pty Ltd

13.	Peabody West Burton Pty Ltd

14.	Peabody BB Interests Pty Ltd

15.	Peabody Moorvale West Pty Ltd

16.	Peabody West Walker Pty Ltd

17.	Peabody West Rolleston Pty Ltd

18.	Peabody Custom Mining Pty Ltd

19.	Peabody Energy Australia PCI Equipment Pty Ltd

20.	Peabody Energy Australia PCI Mine Management Pty Ltd

21.	Peabody Moorvale Pty Ltd

22.	Peabody Coppabella Pty Ltd

Peabody Entity

23.	Peabody Energy Australia PCI Rush Pty Ltd

24.	Peabody Budjero Holdings Pty Ltd

25.	Peabody Budjero Pty Ltd

26.	Peabody Energy Australia PCI (Berrigurra) Pty Ltd

27.	Peabody Australia Mining Pty Ltd

28.	Peabody Energy Australia Coal Pty Ltd

29.	Peabody COALSALES Australia Pty Ltd

30.	Peabody COALTRADE Australia Pty Ltd

31.	Peabody Pastoral Holdings Pty Ltd

32.	Peabody (Kogan Creek) Pty Ltd

33.	Peabody (Wilkie Creek) Pty Ltd

34.	Peabody CHPP Pty Ltd

35.	Peabody (Bowen) Pty Ltd

36.	North Goonyella Coal Mines Pty Ltd

37.	Peabody (Burton Coal) Pty Ltd

38.	Burton Coal Pty Ltd

39.	Millennium Coal Pty Ltd

40.	Wilpinjong Pty Ltd

41.	Excel Equities International Pty Ltd

42.	Wambo Coal Pty Ltd

43.	North Wambo Pty Ltd

44.	Wambo Coal Terminal Pty Ltd

45.	Wambo Open Cut Pty Ltd

Peabody Entity

46.	Peabody Coaltrade Asia Private Ltd

47.	Peabody Global Services Pte. Ltd – Singapore

48.	Peabody Investment & Development Business Services Beijing Co., Ltd – China

49.	Peabody COALSALES Pacific Pty Ltd